                                                                    Exhibit 99.1

(CAMBREX LOGO)
Innovation. Experience. Performance.

NEWS RELEASE

Date:    January 4, 2006
Contact: Anne-Marie Hess
         Sr. Director, Investor Relations & Corporate Communications
Phone:   201-804-3062
Email:   annemarie.hess@cambrex.com
Release: Immediate

CAMBREX REVISES STRATEGIC DIRECTION AND ANNOUNCES SENIOR MANAGEMENT TRANSITION PLAN

     East Rutherford, NJ - January 4, 2006 - Cambrex Corporation (NYSE: CBM) announced today that its Board of Directors has decided to discontinue the Company's acquisition program aimed at transforming Cambrex into a specialty therapeutics enterprise due to the increasing cost to acquire companies in this sector coupled with the risk of achieving an appropriate return on investment. In order to maximize shareholder value, the Company will concentrate its resources going forward on the Bioproducts segment and capitalize on its leadership positions in cell biology, molecular biology, rapid microbial testing and cell therapy manufacturing. The Human Health and Biopharma segments will continue to be allocated the appropriate resources necessary to maintain their market positions.

     As a result of this change in strategy, it was mutually agreed that John R. Leone, President and Chief Executive Officer will leave the Company effective January 15, 2006. Mr. Leone joined Cambrex in August 2004 for the purpose of leading the Company's entry into the specialty therapeutics market. James A. Mack, Chairman of the Cambrex Board of Directors, will serve as acting President and Chief Executive Officer.

     The Company also intends to retain an investment banker to examine strategic alternatives including the potential sale of certain assets. Any proceeds from an asset sale may be used to support further growth in Bioproducts, pay down debt, repurchase Cambrex stock or make complementary strategic acquisitions in all segments. The Company will provide future updates on its progress on this initiative as appropriate.

FORWARD LOOKING STATEMENTS

          This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and Rule 3b-6 under The Securities Exchange Act of 1934, including, without limitation, statements regarding expected performance, especially expectations with respect to sales, research and development expenditures, earnings per share, capital expenditures, acquisitions, divestitures, collaborations, or other expansion opportunities. These statements may be identified by the fact that words

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073
Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com
such as "expects", "anticipates", "intends", "estimates", "believes" or similar expressions are used in connection with any discussion of future financial and operating performance. The forward-looking statements contained herein are based on current plans and expectations and involve risks and uncertainties that could cause actual outcomes and results to differ materially from current expectations including but not limited to, global economic trends, pharmaceutical outsourcing trends, competitive pricing or product developments, government legislation and/or regulations (particularly environmental issues), tax rate, technology, manufacturing and legal issues, changes in foreign exchange rates, performance of minority investments, un-collectable receivables, loss on disposition of assets, cancellation or delays in renewal of contracts, lack of suitable raw materials or packaging materials, the possibility that the value of the acquisition of PermaDerm(R) may not be realized or that our plans to obtain a Humanitarian Device Exemption, complete clinical trials and to commercialize PermaDerm(R) in the United States may not be successful, and the Company's ability to receive regulatory approvals for its products.

     For further details and a discussion of these and other risks and uncertainties, investors are cautioned to review the latest Cambrex Annual Report on Form 10-K, including the Forward-Looking Statement section therein, and other filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

ABOUT CAMBREX

     Cambrex is a global, diversified life sciences company dedicated to providing products and services to accelerate and improve the discovery and commercialization of human therapeutics. The Company employs approximately 1900 worldwide. For more information, please visit http://www.cambrex.com.

                                      # # #